                                                                  EXHIBIT (d)(5)

                          EXPENSE LIMITATION AGREEMENT

      THIS AGREEMENT is effective as of the 29th day of February, 2008, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Investment Funds, Inc. ("FAIF").

      WHEREAS, FAIF includes the investment portfolios set forth in Exhibit A hereto (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

      WHEREAS, the Advisor wishes to contractually limit fees and reimburse expenses for the Funds through February 28, 2009; and

      WHEREAS, it is in the interests of both the Advisor and the shareholders of the Funds to limit Fund expenses as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Funds to the amounts set forth in Exhibit A (which limits are set forth for each Fund on a class-by-class basis). The Advisor agrees that it may not be reimbursed by FAIF for the fees waived or reimbursements made by the Advisor under the terms of this agreement. The Advisor agrees to continue the foregoing expense limits through February 28, 2009. Thereafter, any expense limit may be changed upon prior notice to FAIF's Board of Directors.

      IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

FAF ADVISORS, INC.                    FIRST AMERICAN INVESTMENT FUNDS, INC.

By:    /s/ Joseph M. Ulrey III        By:    /s/ Charles D. Gariboldi, Jr.
       -----------------------               -----------------------------
Name:  Joseph M. Ulrey III            Name:  Charles D. Gariboldi, Jr.
Title: Chief Financial Officer        Title: Treasurer

                                    EXHIBIT A

                                                        ANNUAL OPERATING EXPENSE
                                                   LIMITATION AS A PERCENTAGE OF
                                                        AVERAGE DAILY NET ASSETS
Balanced Fund - Class A                                        1.1000%
Balanced Fund - Class B                                        1.8500%
Balanced Fund - Class C                                        1.8500%
Balanced Fund - Class R                                        1.3500%
Balanced Fund - Class Y                                        0.8500%

Equity Index Fund - Class A                                    0.6200%
Equity Index Fund - Class B                                    1.3700%
Equity Index Fund - Class C                                    1.3700%
Equity Index Fund - Class R                                    0.8700%
Equity Index Fund - Class Y                                    0.3700%

International Fund - Class A                                   1.4900%
International Fund - Class B                                   2.2400%
International Fund - Class C                                   2.2400%
International Fund - Class R                                   1.7400%
International Fund - Class Y                                   1.2400%

International Select Fund - Class A                            1.4900%
International Select Fund - Class B                            2.2400%
International Select Fund - Class C                            2.2400%
International Select Fund - Class R                            1.7400%
International Select Fund - Class Y                            1.2400%

Mid Cap Index Fund - Class A                                   0.7500%
Mid Cap Index Fund - Class B                                   1.5000%
Mid Cap Index Fund - Class C                                   1.5000%
Mid Cap Index Fund - Class R                                   1.0000%
Mid Cap Index Fund - Class Y                                   0.5000%

Small Cap Growth Opportunities Fund - Class A                  1.4700%
Small Cap Growth Opportunities Fund - Class B                  2.2200%
Small Cap Growth Opportunities Fund - Class C                  2.2200%
Small Cap Growth Opportunities Fund - Class R                  1.7200%
Small Cap Growth Opportunities Fund - Class Y                  1.2200%

Small Cap Index Fund - Class A                                 0.8300%
Small Cap Index Fund - Class B                                 1.5800%
Small Cap Index Fund - Class C                                 1.5800%
Small Cap Index Fund - Class R                                 1.0800%
Small Cap Index Fund - Class Y                                 0.5800%

Small-Mid Cap Core Fund - Class A                              1.4100%
Small-Mid Cap Core Fund - Class B                              2.1600%
Small-Mid Cap Core Fund - Class C                              2.1600%
Small-Mid Cap Core Fund - Class Y                              1.1600%